UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2012

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As reported in our Current Report on Form 8-K filed with the SEC on June 22, 2012, a majority of our shareholders voted “against” the non-binding advisory vote for the approval of Kforce’s executive compensation (“Say on Pay”) at the Annual Meeting of Shareholders held on June 19, 2012. The Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) consider the outcome of this vote a significant matter. As a result of this vote, the Committee immediately initiated and directed a comprehensive review in response to the concerns regarding executive compensation expressed by our shareholders. The scope of the review includes Kforce’s executive compensation for fiscal year 2012, for the period from 2013 to 2015 and the corporate governance surrounding compensation-related matters.

The key tasks of the review include: (i) a reassessment of the 2012 executive compensation plan that was approved by the Committee in February 2012 (prior to the vote “against” Say on Pay), (ii) a redesign of Kforce’s executive compensation pay programs for fiscal year 2013 to 2015, and (iii) engagement of Kforce’s institutional shareholders as well as key shareholder advisory firms regarding this reassessment and redesign. To assist with the review, the Committee engaged the services of Pearl Meyer & Partners (“PM&P”), an independent executive compensation consultant, to help identify possible revisions to the 2012 executive compensation plan and ways in which to redesign the 2013 executive compensation plan. Additionally, under the direction of the Committee, management has engaged Georgeson Inc. to assist with shareholder outreach.

The following section provides a summary of actions taken with respect to Kforce’s executive compensation and compensation governance during 2012:

Actions Taken in 2012 to Improve Compensation Governance

As reported in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2012, prior to knowing the outcome of the Say on Pay vote, the Committee and the Board took several actions to improve governance over compensation, as a result of our regular annual process of reviewing best practices and developments in the executive compensation area. Those actions included:

•

Clawback Policy—In order to enhance the alignment of our corporate governance practices with the interests of our shareholders, the Board amended the Corporate Governance Guidelines in March 2012 to include a clawback policy. Accordingly, in the event of a restatement as a result of the material noncompliance with any financial reporting requirements under the federal securities laws, the Board will, if it determines it is appropriate in its sole discretion and to the extent permitted by governing law, recover from current executives any incentive-based compensation for performance periods beginning after March 30, 2012 which occur during the restatement period.

•

Minimum Executive Stock Ownership—To further align the interests between executives and shareholders, the Board adopted revised formal ownership guidelines in April 2012, which increased the minimum number of shares required to be held. As of the Record Date of the 2012 Annual Meeting of Shareholders, all named executive officers (“NEOs”) and other members of its executive committee were in compliance with the policy. The formal ownership guidelines are incorporated into the Corporate Governance Guidelines which is available on the Investor Relations section of our website at www.kforce.com.

•

Long-term Incentive (“LTI”) Compensation Limitation—As part of the continuous review and comparison of NEO compensation to its industry peer group for 2012 compensation purposes, the Committee placed a maximum cap on the value of LTIs (both in the form of equity and alternative long-term incentives) that may be awarded based on 2012 performance. The cap will limit the value of long-term incentives to 0.50% of the market capitalization of Kforce. for the CEO. In the aggregate, all internal employees, including the NEOs and CEO, will be restricted to a total of 2.00% of the market capitalization of Kforce. The prior cap had been 4.00% of the market capitalization of Kforce.

Since the outcome of the Say on Pay vote became known, the Committee has taken one additional action in the corporate governance area, specifically providing for:

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Extension of Minimum Holding Period—As reported in our Current Report on Form 8-K filed with the SEC on October 4, 2012, the Committee amended the Stock Ownership Guidelines Agreement for David L. Dunkel, William L. Sanders and Joseph J. Liberatore, to extend the holding requirement by twelve months to September 30, 2013 for the net shares received in connection with the Board’s discretionary acceleration of substantially all of the outstanding and unvested restricted stock, performance-acceleration restricted stock and alternative long-term incentive awards that were in effect on March 31, 2012. Accordingly, the minimum holding period was increased from the original six months to eighteen months.

The following sections include actions expected to be taken by the Committee, subject to potential modification based on Kforce’s engagement with certain of its institutional shareholders as well as certain shareholder advisory firms.

Proposed Actions for 2012 Chief Executive Officer Compensation

While Kforce had delivered above median total shareholder returns during the period 2009–2011 as compared to its industry peer group for that period, the Committee determined the pay awarded to our executives, including the CEO, was higher than that provided by similar companies for similar returns. To address this issue, the Committee is considering taking the following actions with regard to the 2012 compensation for its CEO:

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Proposed Modification and Reduction of 2012 Annual Incentive Compensation—Historically, the annual incentive compensation is calculated by selecting, after the end of the year, the greater amount as determined under a financial targets plan and a relative revenue performance plan. The Committee is proposing to use its negative discretion to both eliminate the relative revenue performance plan measure and reduce the 2012 annual incentive compensation for the CEO.

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Proposed Elimination of the Performance-Based Long-Term Incentive Award (“LTI”)—Kforce grants LTIs (whether made in equity or cash) to executives to help ensure the long-term success of Kforce, and to align executive and shareholder interests. LTIs are granted based on the achievement of pre-established performance goals approved by the Committee relating to Kforce’s common stock performance relative to our industry peer group in existence at the time of grant. Given that the LTIs related to 2012 performance are scheduled to be granted in 2013, if awarded by the Committee, the grant date fair value would be presented in the Summary Compensation Table for 2013 as opposed to the year in which the performance relates. The Committee is proposing to not grant the LTIs to the CEO in 2013, which would be related to 2012 performance.

In addition, no increase was made to 2012 base salary for the CEO. This was the 5th consecutive year of no base salary increases for the CEO.

To provide an illustration of the potential impact of the considerations being proposed by the Committee on 2012 compensation for the CEO, as discussed above, we have included the following Estimated Summary Compensation Table and Estimated Earned Compensation Table for the CEO for 2012. For each of the respective tables, we provide two different scenarios for the earned annual incentive compensation: (i) Scenario 1 – assumed annual incentive compensation would be earned at target levels and (ii) Scenario 2 – assumed annual incentive compensation would be eliminated as a component of 2012 compensation. Both an Estimated Summary Compensation Table and Estimated Earned Compensation Table are presented as we believe the Summary Compensation Table’s presentation with respect to the LTI grant does not accurately reflect the actual compensation earned by the CEO for the corresponding year of performance because the LTIs that are typically awarded annually on the first business day of each fiscal year reflect relative TSR performance versus the industry peer group for the immediate prior year. Additionally, excluded from the Estimated Earned Compensation Table is the change in pension value and nonqualified deferred compensation earnings as the amount reported below represents the aggregate change in the accumulated benefit obligation for the SERP and SERHP resulting from changes in actuarial assumptions and do not represent current earnings under either the SERP or SERHP.

Estimated Summary Compensation Table – David L. Dunkel, CEO

	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Actual	2011	$750,000	$9,078,115	$0	$1,909,811	$0	$11,737,926
Scenario 1	2012	$750,000	$4,155,763	$1,800,000	$1,600,000	$0	$8,305,763
Scenario 2	2012	$750,000	$4,155,763	$0	$1,600,000	$0	$6,505,763

(1)	The figure in this column for Scenarios 1 and 2 represents the grant date fair value of the alternative long-term incentive, which was granted on January 2, 2012 based on the degree to which 2011 performance goals were met.

(2)	For actual results in fiscal year 2011, the amounts reported reflect the grant date fair value of the awards granted during 2011 as further described in the Definitive Proxy Statement for 2012. For Scenarios 1 and 2, the figures in this column represent the estimated annual incentive compensation. For Scenario 1, this assumes 100% of target levels are achieved by the CEO, which is 100% of an individual bonus, 250% of revenue attainment and 300% of earnings per share attainment. The attainment multiples noted are applied to the individual components of the annual incentive compensation which are tied to the following percentage of the CEO’s base salary for 2012: 40% of base salary is tied to EPS achievements, 40% of base salary is tied to revenue achievements and 20% of base salary is tied to individual bonus achievements. For Scenario 2, this assumes an estimated annual incentive of $0 based on the potential elimination of this component from 2012 compensation.

(3)	For fiscal year 2011, this includes the aggregate change in the accumulated benefit obligation for the SERP and SERHP using the same measurement dates used for financial reporting purposes with respect to Kforce’s consolidated financial statements for fiscal 2011. For fiscal year 2012, this includes the estimated aggregate change in the accumulated benefit obligations for the SERP and SERHP for fiscal 2012, which is subject to change based on 2012 year-end assumptions.

(4)	The CEO is not expected to receive or earn any other compensation.

Estimated Earned Compensation Table (Adjusted for Timing of LTI) – David L. Dunkel, CEO

	Year	Salary	Annual Incentive (1)	Long-term Incentive (2)	Total Direct Compensation
Actual	2011	$750,000	$1,155,002	$4,155,763	$6,060,765
Scenario 1	2012	$750,000	$1,800,000	$0	$2,550,000
Scenario 2	2012	$750,000	$0	$0	$750,000

(1)	For fiscal year 2011, the figure reflects the value of annual incentive payments (made in performance-accelerated restricted stock) for 2011, net of the value of shares forfeited during 2012 as a result of not achieving the performance levels that were used as the basis for the awards in 2011. Scenarios 1 and 2, the figures in this column represent the estimated annual incentive compensation. For Scenario 1, this assumes 100% of target levels are achieved by the CEO, which is 100% of an individual bonus, 250% of revenue attainment and 300% of earnings per share attainment. For Scenario 2, this assumes an estimated annual incentive of $0 based on the potential elimination of this component from 2012 compensation.

(2)	The LTI granted on January 2, 2012 is included in 2011 as it relates to 2011 performance. Additionally, as discussed above, the Committee is proposing to eliminate the LTI grant for the CEO for 2012, which would normally be granted in January 2013, related to the 2012 performance period.

Proposed Actions for 2013 NEO Compensation

The Committee is also redesigning the executive pay plan structure for 2013 as compared to recent compensation plans to significantly reduce targeted and maximum executive compensation. Key changes proposed for the 2013 executive compensation plan structure include:

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CEO compensation will be targeted at the 50th percentile of market compensation in the 2013 executive compensation plan structure and will be reduced, on average, by approximately 70% or $5.3 million, assuming target payouts and the achievement of median TSR, from the 2012 executive compensation plan structure.

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Reduction of the maximum amounts that can be earned by each NEO in the annual incentive plan to 200% of base salary from 400% of base salary in prior years. Additionally, the targeted payout for each NEO’s annual incentive plan compensation will be reduced to a range of 19% to 25% of base salary. In prior years, the targeted NEO annual incentive plan compensation ranged from 143% to 240% of base salary, depending on position.

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Elimination of the relative revenue performance measure from the annual incentive compensation calculation, and hence the concept that the greater amount as determined under a financial targets plan and a relative revenue performance plan is deemed to be the basis for the annual incentive plan calculation will also be eliminated.

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No equity-based LTI for the CEO. A key reason to not award an equity-based LTI to the CEO in 2013 is because he beneficially owns greater than 5% of Kforce’s outstanding common stock and the Committee believes additional equity-based compensation may have decreased motivational value versus past LTI grants.

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In lieu of an equity-based LTI, the CEO will participate in a cash-based compensation plan which will provide for varying levels of payouts based on Kforce’s relative total shareholder return (“TSR”) as compared to its industry peer group, up to a maximum payout of $1 million. In addition, for the CEO to receive any payout under this plan, Kforce’s relative TSR must be at or above the 70th percentile of the total shareholder return of a separately designated peer group, which would be selected in consultation with PM&P and would be intended to be representative of the broader market. The change from the previous equity-based LTI plan to a cash-based compensation plan has resulted in the reduction of the maximum payout to the CEO for performance to $1 million from $6.2 million, which was the maximum eligible payout that would have been granted to the CEO on January 2, 2012 assuming a 1st place ranking in stock price performance during the 2011 performance period was achieved versus Kforce’s 2011 Industry Peer Group.

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The 2013 LTI grants for all executives, including the NEOs except for the CEO, will be based on a pre-defined dollar amount (a number of shares, if available, will be awarded equal to the pre-defined dollar amount divided by the share price on the date of grant) not to exceed the lesser of 2% of market capitalization or $9.0 million. In contrast, the 2012 LTI grants were awarded using varying levels of percentages of common shares outstanding based on Kforce’s relative TSR to its industry peer group. The Committee believes this change will reduce the impact that the share price can have on the grant date fair value of the LTI grant, as well as the ultimate amount of compensation earned and shares awarded as a result of such grant.

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Salaries for certain NEOs are proposed to be increased including the CEO who is expected to receive a salary increase to $800,000 from a 2012 salary of $750,000. This will be the first increase in more than 6 years, reflecting changes in market-competitive pay levels as well as certain changes in overall responsibilities among the other NEOs.

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The CEO’s relative TSR cash award and the LTI grants for all other executives will be based upon a 3-year performance period as compared to the 2012 and prior LTI plans, which were based on a 1-year performance period.

To provide an illustration of the potential impact of the changes being considered by the Committee on 2013 CEO compensation, as discussed above, we have included the following Estimated Summary Compensation Table for the CEO for 2013. The replacement of the CEO’s equity-based LTI with a cash-based plan will eliminate the timing difference between pay and performance within the Summary Compensation Table per the Definitive Proxy Statement and an Earned Compensation Table. To provide a range of potential outcomes for fiscal year 2013, the following hypothetical scenarios were considered within the table below: (i) Scenario 1 – assumed annual incentive compensation would be earned at target levels, or 25% of the CEO’s base salary for 2013, and assumed the CEO’s cash-based incentive based on relative TSR would result in a payout of $0, and (ii) Scenario 2—assumed annual incentive compensation would be earned at maximum levels, or 200% of the CEO’s base salary for 2013, and assumed the CEO’s cash-based incentive based on relative TSR would result in the maximum payout of $1,000,000.

Estimated Summary Compensation Table – David L. Dunkel, CEO

	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Scenario 1	2013	$800,000	$0	$200,000	$1,350,000	$0	$2,350,000
Scenario 2	2013	$800,000	$0	$2,600,000	$1,350,000	$0	$4,750,000

(1)	The figures in this column include the hypothetical payouts under the CEO’s annual incentive compensation and the CEO’s cash-based incentive based on relative TSR.

For Scenario 1, the annual incentive compensation is assumed to be earned at target levels, or 25% of the CEO’s base salary for 2013, and the CEO’s cash-based incentive based on relative TSR is assumed to result in a payout of $0.

For Scenario 2, the annual incentive compensation is assumed to be earned at maximum levels, or 200% of the CEO’s base salary for 2013, and the CEO’s cash-based incentive based on relative TSR is assumed to result in a payout of $1,000,000.

(2)	This includes the estimated aggregate change in the accumulated benefit obligations for the SERP and SERHP for fiscal 2013, which is subject to change based on changes in assumptions at December 31, 2012 and 2013.

(3)	The CEO is not expected to receive or earn any other compensation.

Engagement of Shareholders and Shareholder Advisory Firms

The Committee and Kforce management will be engaging in discussions in the next several months with certain of its institutional shareholders as well as certain shareholder advisory firms to: (i) gain further insight into their views of Kforce’s current executive compensation policies and practices; (ii) provide an overview of the 2012 compensation governance changes; (iii) discuss the changes proposed to be made by the Committee for 2012 CEO compensation and the 2013 executive compensation plan; and (iv) communicate to these groups the importance of shareholder feedback to the Committee and the impact of such feedback on Kforce’s overall compensation policies and practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

November 2, 2012	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

November 2, 2012	By:	/s/ JEFFREY B. HACKMAN

Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)